EXHIBIT 23.0

               Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-9420, 33-17594 and 33-64421) of Ben & Jerry's Homemade, Inc. of our report dated January 22, 1999, except for Note 17, as to which the date is February 26, 1999, with respect to the consolidated financial statements and schedule of Ben & Jerry's Homemade, Inc. included in this Annual Report (Form 10-K) for the year ended December 26, 1998.


                                                               ERNST & YOUNG LLP

Boston, Massachusetts
March 19, 1999